As filed with the Securities and Exchange Commission on August 13, 2004

Registration No. 33-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0730780
(State of Incorporation)	(I.R.S. Employer Identification No.)

One PPG Place Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

PPG INDUSTRIES, INC. STOCK PLAN

(Full title of plan)

James C. Diggs, Esq.

Senior Vice President and General Counsel

PPG Industries, Inc.

One PPG Place

Pittsburgh, Pennsylvania 15272

(Name and address of agent for service)

(412) 434-3131

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
PPG Industries, Inc. Common Stock, par value $1.66 2/3 per share	4,000,000 shares	$56.795 (a)	$227,180,000 (a)	$28,783.71

(a)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of Common Stock reported in the consolidated reporting system on August 6, 2004.

This Registration Statement is being filed to register an additional 4,000,000 shares of Common Stock, par value $1.66 2/3 per share, of PPG Industries, Inc. (“PPG”) for offer and sale under the PPG Industries, Inc. Stock Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of that certain Registration Statement on Form S-8 relating to the Plan and filed by PPG with the Securities and Exchange Commission on July 31, 1992 (File No. 33-50400), except for Items 5 and 8 thereof which are superseded by Items 5 and 8, respectively, of Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock registered pursuant to this Form S-8 has been passed upon for the Registrant by Michael C. Hanzel, Esq., Corporate Counsel and Secretary of the Registrant. Mr. Hanzel owns shares of the Registrant’s Common Stock and holds options to purchase additional shares of the Registrant’s Common Stock pursuant to grants of awards under the Plan. In addition, as Mr. Hanzel continues to be an eligible participant under the terms of the Plan, he may be granted additional awards under the Plan after the date hereof.

Item 8.	Exhibits.

Exhibit No.	Description

5	Opinion and consent of Michael C. Hanzel, Esq., Corporate Counsel and Secretary of the Registrant

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Michael C. Hanzel, Esq., Corporate Counsel and Secretary of the Registrant (contained in Exhibit 5 filed herewith)

24	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 13th day of August, 2004.

PPG INDUSTRIES, INC.

By:	/s/ W. H. HERNANDEZ
W. H. Hernandez
Senior Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity			Date

/s/ RAYMOND W. LEBOEUF Raymond W. LeBoeuf	Director, Chairman of the Board of Directors and Chief Executive Officer		) ) ) )
) ) ) )
/s/ W. H. HERNANDEZ W. H. Hernandez	Senior Vice President, Finance (Principal Financial and Accounting Officer)		) ) ) )	August 13, 2004
JAMES G. BERGES,			)
CHARLES E. BUNCH,			)
ERROLL B. DAVIS, JR.,			)
MICHELE J. HOOPER,			)
THOMAS J. USHER,			)
DAVID R. WHITWAM,			)
Directors			)
	By:	/s/ MICHAEL C. HANZEL Michael C. Hanzel Attorney-in-fact	) ) )

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion and consent of Michael C. Hanzel, Esq., Corporate Counsel and Secretary of the Registrant

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Michael C. Hanzel, Esq., Corporate Counsel and Secretary of the Registrant (contained in Exhibit 5 filed herewith)

24	Powers of Attorney